Exhibit 99.1

General Growth Properties, Inc.

Supplemental Financial Information

For the three months ended March 31, 2005

Supplemental Financial/Operational Data
March 31, 2005
Table of Contents

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Calendar of Events	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure as of March 31, 2005	2
Total Market Capitalization	2
Research Coverage	3

First Quarter 2005 Earnings Announcement	4 - 13

Supplemental Financial Data	14 - 29
Summary Financial Information, Earnings Measures and Retained FFO	14
Trailing Twelve Month EBITDA and Coverage Ratios	15
Community Development Net Operating Income	16
Capital Information	17
Changes in Common Share and Unit Ownership	18
Common Dividend History	19
Debt Maturity and Current Average Interest Rate Summary	20
Summary of Outstanding Debt	21 -28
Other Assets and Liabilities Detail	29

Supplemental Operational Data	32 - 37
Operating Statistics & Certain Financial Information	30
Portfolio GLA, Occupancy, Sales & Rent Data	31
Occupancy, Straight Line Rent, SFAS #141 & 142 and Tenant Allowances	32
Real Estate Net Operating Income by Geographic Area	33
Real Estate Net Operating Income by Categorization	34
Lease Expiration Schedule and Lease Termination Income at Share	35

Major Developments, Expansions & Acquisitions	36 - 39
Development in Progress	36
Developments and Expansions over $10 million	37 - 38
Acquisitions	39

Corporate Overview

All information included in this supplemental package is unaudited, unless otherwise indicated.

This report may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact are statements that may be deemed forward-
looking statements, which are subject to a number of risks, uncertainties and assumptions. Readers are referred to the documents filed by the company with the SEC, specifically the most recent report on Form 10-K, which identify important risk factors and estimates which could cause actual results to differ from those contained in the forward-looking statements.

Corporate Profile

General Growth Properties (GGP) and its predecessor companies have been in the shopping center business for fifty years. It is the second largest US based publicly traded Real Estate Investment Trust (REIT) in the United States. GGP owns, develops, operates and/or manages shopping malls in 44 states. As of May 2, 2005, GGP has ownership interests in, or management responsibility for 209 regional shopping malls totaling approximately 200 million square feet of retail space, as well as ownership in planned community developments and commercial office buildings.

Since going public in 1993, GGP has reported the highest per share funds from operations (FFO) growth in the regional mall sector at 16% on a compounded annualized basis. With a capitalization of $33.9 billion, GGP delivers consistent earnings growth and dividend increases. Average occupancy at March 31, 2005 was 90.0% and sales per square foot were $416. The Bucksbaum family, which founded GGP, is still engaged in the operation of the company’s day-to-day business activities. The senior management together with a majority of its nearly 6,000 employees own approximately 30% of the company.

Corporate Overview

The corporate mission of GGP is to create shareholder value and return by acquiring, developing, renovating, and managing primarily retail properties and by generating cash flow from land sales in master planned communities. The company provides investors an opportunity to participate in the ownership of high quality income producing real estate while, at the same time, maintaining liquidity. The company’s primary objective is to provide consistently increasing dividends and capital appreciation for its shareholders.

The corporate vision of GGP is to be a CUSTOMer built company, giving our C.O.R.E customers what they want, when they want it and where they want it. We are custom-built and customer-focused on our key audiences:

C Consumer
O Owners
R Retailers
E Employess

Whether you’re a shopper, shareholder, a retailer or an employee, GGP is CUSTOMer built for you.

Stock Listing

Common Stock
NYSE: GGP

Calendar of Events

Quarter End — Second Quarter 2005	June 30, 2005
Earnings Release — After the Market Close	August 2, 2005
Quarterly Conference Call — 9:00 am CST	August 3, 2005

Current Dividend

General Growth Properties, Inc. declared its second dividend for 2005 in the amount of $0.36 per share, payable to common stock shareholders of record on April 15, 2005, with payment on April 29, 2005. The current dividend represents an increase of 20% over the dividend of $0.30 per share paid for the same period last year. The company reviews its dividend policy annually, usually prior to the fourth quarter dividend announcement, which is typically made in early October. The company has, as a result of this review, raised its dividend every year since going public in April of 1993 when the (split-adjusted) initial quarterly dividend was approximately $0.12 per share. These annual increases have allowed GGP to grow its dividend at a compound annual growth rate of 9.5% since going public. GGP has increased its dividend an average of 20% per year for the last four years.

Transfer Agent

Mellon Investor Services, LLC
Shareholder Relations
P.O. Box 3315
South Hackensack, NJ 07606
(888) 395-8037
(201) 329-8660

Debt Ratings

Standard & Poors — Corporate Rating	BBB –
Standard & Poors — Senior Debt Rating	BB +
Standard & Poors — Rouse Bonds Rating	BB +
Moody’s — Senior Debt Rating	Ba2
Moody’s — Rouse Bonds Rating	Ba1

Please visit the GGP web site for additional information:	www.generalgrowth.com

Ownership Structure as of March 31, 2005

Total Market Capitalization - As Measured by Stock Price (dollars in thousands)			3/31/2005

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)			$23,044,218

Perpetual Preferred Units	Issuer’s Earliest Redemption Date
Perpetual Preferred Units at 8.25%	N/A	$5,000
Perpetual Preferred Units at 8.75% (b)	5/1/2005	—
Perpetual Preferred Units at 8.95% (c)	5/25/2005	—
Perpetual Preferred Units at 8.95%	4/23/2007	60,000

		65,000

Convertible Preferred Units
Convertible Preferred Units at 6.50%		26,637
Convertible Preferred Units at 7.00%		57,209
Convertible Preferred Units at 8.50%		70,068

		153,914

Other Preferred Stock		361

Total Preferred Securities			$219,275

Common Stock and Common Operating Partnership Units
Stock market value of 237.6 million shares of common stock and 53.7 million shares of operating partnership common units (which are convertible into an equal number of shares of common stock) — outstanding at end of period			$9,932,581

Total Market Capitalization at end of period			$33,196,074

(a)	The total loan balance on this report excludes purchase accounting mark-to-market adjustments on consolidated debt of approximately $146.7 million and unconsolidated debt of approximately $5.5 million. In addition, debt collateralized by Provo Mall & Spokane Mall is reflected at 75% of the total loan balance resulting in a $23.4 million minority interest adjustment to the consolidated debt balance.

(b)	Carrying amount of $8,000 reclassified to liabilities due to notices of redemption for May 5, 2005, issued in March 2005.

(c)	Carrying amount of $175,000 reclassified to liabilities due to notices of redemption for May 25, 2005, issued in April 2005.

Research Coverage

The following list of research coverage and contact information is included for informational purposes only. The company does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

Banc of America Securities	Ross Nussbaum Amy deLone	(212) 847-5668 (617) 856-8820

Bear Stearns	Amy Young Ross Smotrich	(212) 272-3523 (212) 272-8046

Deutsche Bank	Louis Taylor	(212) 250-4912

Friedman Billings Ramsey	Paul Morgan	(415) 874-3412

Goldman Sachs	Carey Callaghan	(212) 902-4351

Greenstreet Advisors	Greg Andrews	(949) 640-8780

J.P. Morgan	Michael Mueller Joshua Bederman	(212) 622-6689 (212) 622-6530

Lehman Brothers	David B. Harris	(212) 526-1790

McDonald Investments	Richard C. Moore	(216) 443-2815

Merrill Lynch	Steve Sakwa Craig Schmidt	(212) 449-0335 (212) 449-1944

Morgan Stanley Dean Witter	Matt Ostrower	(212) 761-6284

Prudential Securities	James Sullivan Robert Belzer	(212) 778-2515 (212) 778-1441

RBC Capital	Jay Leupp	(415) 633-8588

SalomonSmithBarney	Jonathan Litt Michael Bilerman	(212) 816-0231 (212) 816-1383

UBS Warburg	Ian Weissman	(212) 713-8602

First Quarter Earnings Announcement
May 2, 2005

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	John Bucksbaum
312/960-5005

Bernie Freibaum
312/960-5252

General Growth Properties, Inc. Announces First Quarter Results

Chicago, Illinois, May 2, 2005 — General Growth Properties, Inc. (NYSE: GGP) today announced first quarter 2005 results. Earnings per share – diluted (EPS) were $.06 for the first quarter of 2005 as compared to $.27 in the first quarter of 2004. Fully diluted Funds From Operations per share (FFO) were $.72 for the first quarter of 2005, a 20% increase over the $.60 reported in the comparable period of 2004.

“The first quarter of 2005 was our first full quarter of combined operations of The Rouse Company and General Growth,” said John Bucksbaum, chief executive officer, General Growth Properties. “Although we have already captured some efficiencies, there are still significant benefits we expect to obtain throughout the remainder of this year and next from the expanded and more valuable platform that we can now offer to all of our constituents.”

FINANCIAL AND OPERATIONAL HIGHLIGHTS

▪	EPS in the first quarter of 2005 were $.06 per share versus $.27 in the comparable period of 2004. Depreciation expense in 2005 was $163.3 million or $.69 per share versus $72.9 million or $.33 per share in 2004.

▪	Fully diluted FFO per share increased to $.72 in the first quarter of 2005, 20% above the $.60 reported in the first quarter of 2004. Total FFO for the quarter increased 28% to $209.6 million, from $163.7 million in the first quarter of 2004. The effects of non-cash rental revenue recognized pursuant to SFAS No. 141 and 142 resulted in approximately $8.4 million or $.03 of FFO per fully diluted share in the first quarter of 2005 as compared to $7.4 million or $.03 in the comparable period of 2004. Straight-line rent resulted in approximately $21.4 million or $.07 of FFO per fully diluted share in the first quarter of 2005, versus $2.9 million or $.01 in the same period of 2004. Straight-line rent in 2005 includes approximately $10.1 million, or approximately $.04 of FFO per fully diluted share, of cumulative incremental straight-

May 2, 2005

line rent related to a modification in our recognition policies for tenant rent holidays and inducements.

▪	FFO Guidance for 2005 remains estimated to be at least $3.13 per share. As future short term interest rates cannot be accurately estimated, the Company expects to maintain this guidance until the Federal Reserve Board discontinues its measured increases of interest rates, or until such earlier time, if applicable, that the Company estimates that full year 2005 FFO per share could be below $3.13.

SEGMENT RESULTS

The Company is presenting for 2005 its operations in two business segments, Retail and Other, and Community Development. As the Community Development properties were acquired in November 2004, only one operating segment has been presented for 2004.

Retail and Other Segment

▪	Real estate property net operating income (NOI) for the first quarter of 2005 increased to $511.2 million, 70.6% above the $299.6 million reported in the first quarter of 2004.

▪	Revenues from consolidated properties were $628.2 million for the quarter, an increase of 83.7%, compared to $342.0 million for the same period in 2004.

Revenues from unconsolidated properties at share increased 58.9% to $157.1 million, compared to $98.9 million in the first quarter of 2004.

▪	Total tenant sales increased 4.2% in 2005 and comparable tenant sales increased 2.7% compared to the same period last year.

▪	Comparable NOI from consolidated properties in the first quarter of 2005 increased by 5.0% compared to the same period last year.

Comparable NOI from unconsolidated properties at share for the quarter increased by approximately 10.5% compared to the first quarter of 2004.

▪	Retail Center occupancy decreased to 90.0% at March 31, 2005, compared to 90.4% at March 31, 2004.

▪	Sales per square foot for first quarter 2005 were $416 versus $359 in the first quarter of 2004.

▪	Average rent

For consolidated properties, average rent per square foot for new/renewal leases signed during the quarter was $33.23 versus $30.75 for 2004. For unconsolidated properties, average rent per square foot for new/renewal leases signed in the first quarter of 2005 was $37.35 versus $35.18 for 2004. Average rent for consolidated properties leases expiring in 2005 was $29.63 versus $25.69 in 2004. For

May 2, 2005

unconsolidated properties, average rent for leases expiring in 2005 was $32.31 compared to $32.35 in 2004.

Community Development Segment

▪	NOI for the properties in the Community Development segment was $7.6 million for consolidated properties and $2.9 million for unconsolidated properties.

▪	Land sale revenues were approximately $61.4 million for consolidated properties and approximately $8.6 million for unconsolidated properties, amounts which are comparable to the revenues achieved by The Rouse Company in 2004, excluding bulk sales.

CONFERENCE CALL/WEBCAST

General Growth Properties, Inc. will host a live Webcast of its conference call regarding this announcement on our Web site, www.generalgrowth.com. This Webcast will take place on Tuesday, May 3, 2005, at 10:00 a.m. Eastern Time (9:00 a.m. CT, 7:00 a.m. PT). The Webcast can be accessed by selecting the conference call icon on the GGP home page.

General Growth Properties, Inc. is the second largest U.S.-based publicly traded Real Estate Investment Trust (REIT). General Growth currently has ownership interest and management responsibility for a portfolio of 209 regional shopping malls in 44 states, as well as ownership in planned community developments and commercial office buildings. The Company portfolio totals approximately 200 million square feet of retail space and includes over 18,000 retailers nationwide. General Growth Properties, Inc. is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company Web site at http://www.generalgrowth.com.

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS FUNDS FROM OPERATIONS (FFO)

General Growth, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a real estate investment trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of

May 2, 2005

a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.

In order to provide a better understanding of the relationship between FFO and GAAP net income, a reconciliation of FFO to GAAP net income has been provided. FFO does not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income and is not necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI

General Growth believes that Real Estate Property Net Operating Income (NOI) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues from continuing operations (rental income, land sales, tenant recoveries and other income) less property and related expenses from continuing operations (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.

In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the

May 2, 2005

Company’s financial performance. For reference and as an aid in understanding of management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.

Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.

PROPERTY INFORMATION

The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of the elements of the Company’s overall operations.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including our FFO guidance. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates and our ability to successfully manage our growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.

###

May 2, 2005

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS
(In thousands)

	Three Months Ended
	March 31,
	2005	2004
Funds From Operations (FFO)
Operating Partnership	$209,615	$163,701
Less: Allocations to Operating Partnership unitholders	39,589	33,367

Company stockholders	$170,026	$130,334

FFO per share:
Company stockholders - basic	$0.72	$0.60
Operating Partnership - basic	0.72	0.60
Operating Partnership - diluted	0.72	0.60

Weighted average number of Company shares outstanding:
Basic	235,812	217,553
Basic (assuming full conversion of Operating Partnership units)	290,719	273,249
Diluted (assuming full conversion of Operating Partnership units)	291,495	274,175

Portfolio Results
Total property revenues	$689,558	$341,955
Total property operating expenses	(267,811)	(107,201)
Equity in real estate property net operating income of Unconsolidated Properties	99,917	64,810

Real estate property net operating income	521,664	299,564
Net property management fees and costs	(1,496)	(148)
Headquarters/regional costs, general and administrative and depreciation on non-income producing assets	(19,514)	(11,191)
Net interest expense	(242,811)	(86,670)
Income taxes	1,307	(7)
Equity in other FFO of Unconsolidated Properties	(39,861)	(27,130)
Preferred unit distributions	(9,674)	(10,717)

FFO - Operating Partnership	$209,615	$163,701

Summarized Balance Sheet Information	March 31,	December 31,
(In thousands)	2005	2004
Cash and cash equivalents	$45,117	$39,581
Investment in real estate:
Net land, buildings and equipment	$19,570,575	$19,657,322
Developments in progress	575,129	559,969
Investment in and loans to/from Unconsolidated Real Estate Affiliates	1,978,013	1,945,541
Investment land and land held for development and sale	1,664,299	1,638,013

Net investment in real estate	$23,788,016	$23,800,845

Total assets	$25,602,508	$25,718,625

Mortgage and other debt payable	$20,392,810	$20,310,947
Minority interest - Preferred	219,275	403,161
Minority interest - Common	543,378	551,282
Stockholders’ equity	2,124,639	2,143,150

Total capitalization (at cost)	$23,280,102	$23,408,540

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2005	2004
Revenues:
Minimum rents	$410,484	$221,694
Tenant recoveries	182,007	102,222
Overage rents	13,586	8,352
Land sales	61,406	—
Management and other fees	19,563	18,701
Other	22,487	8,857

Total revenues	709,533	359,826

Expenses:
Real estate taxes	53,504	28,121
Repairs and maintenance	53,817	24,659
Marketing	12,368	10,440
Other property operating costs	89,763	41,196
Land sales operations	54,105	—
Provision for doubtful accounts	4,254	2,784
Property management and other costs	34,637	25,012
General and administrative	2,811	2,190
Depreciation and amortization	163,309	72,904

Total expenses	468,568	207,306

Operating income	240,965	152,520

Interest income	2,217	417
Interest expense	(245,028)	(87,087)
Income taxes	1,307	(7)
Income allocated to minority interests	(12,856)	(25,438)
Equity in income of unconsolidated affiliates	26,460	17,930

Income from continuing operations	13,065	58,335
Discontinued operations
Income from discontinued operations, net of minority interest	—	788

Net income	$13,065	$59,123

Basic earnings per share:
Continuing operations	$0.06	$0.27
Discontinued operations	—	—

Total basic earnings per share	$0.06	$0.27

Diluted earnings per share:
Continuing operations	$0.06	$0.27
Discontinued operations	—	—

Total diluted earnings per share	$0.06	$0.27

GENERAL GROWTH PROPERTIES, INC.
BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
(In thousands)

	Three Months Ended
	March 31, 2005
	Consolidated	Unconsolidated
	Properties	Properties (a)
Property revenues:
Minimum rents (b)	$410,484	$96,668
Tenant recoveries	182,007	43,724
Overage rents	13,586	1,727
Land sales	61,406	8,567
Other (c)	22,075	14,965

Total property revenues	689,558	165,651

Property operating expenses:
Real estate taxes	53,504	13,678
Repairs and maintenance	53,817	10,924
Marketing	12,368	3,589
Other property operating costs	89,763	30,828
Land sales operations	54,105	5,658
Provision for doubtful accounts	4,254	1,057

Total property operating expenses	267,811	65,734

Real estate property net operating income	421,747	99,917

Management and other fees	19,563	—
Property management and other costs	(21,059)	—
Headquarters/regional costs (d)	(13,578)	(5,907)
General and administrative	(2,811)	(241)
Depreciation on non-income producing assets, including headquarters buildings	(3,125)	—
Interest income	2,217	769
Interest expense	(242,404)	(33,834)
Amortization of deferred finance costs	(1,992)	(648)
Debt extinguishment costs	(632)	—
Income taxes	1,307	—
Preferred unit distributions	(9,674)	—

Funds From Operations	149,559	60,056	$209,615
Equity in Funds From Operations of Unconsolidated Properties	60,056	(60,056)	—

Operating Partnership Funds From Operations	$209,615	$—	$209,615

	Three Months Ended
	March 31, 2004
	Consolidated	Unconsolidated
	Properties	Properties (a)
Property revenues:
Minimum rents (b)	$221,694	$64,501
Tenant recoveries	102,222	31,730
Overage rents	8,352	1,137
Other (c)	9,687	1,514

Total property revenues	341,955	98,882

Property operating expenses:
Real estate taxes	28,121	9,176
Repairs and maintenance	24,659	7,475
Marketing	10,440	3,292
Other property operating costs	41,196	13,424
Provision for doubtful accounts	2,785	705

Total property operating expenses	107,201	34,072

Real estate property net operating income	234,754	64,810

Management and other fees	18,701	—
Property management and other costs	(18,849)	—
Headquarters/regional costs (d)	(6,163)	(5,592)
General and administrative	(2,190)	(143)
Depreciation on non-income producing assets, including headquarters buildings	(2,838)	—
Interest income	417	409
Interest expense	(78,934)	(20,645)
Amortization of deferred finance costs	(3,074)	(728)
Debt extinguishment costs	(5,079)	(431)
Income taxes	(7)	—
Preferred unit distributions	(10,717)	—

Funds From Operations	126,021	37,680	$163,701
Equity in Funds From Operations of Unconsolidated Properties	37,680	(37,680)	—

Operating Partnership Funds From Operations	$163,701	$—	$163,701

(a)	Reflect revenues and expenses of Unconsolidated Properties at Operating Partnership’s ownership share of such items.

(b)	Minimum rents includes the following for the three months ended March 31:

	Consolidated	Unconsolidated
	Properties	Properties
2005
Straight-line rent	$15,023	$6,409
Non-cash rental revenue recognized pursuant to SFAS #141 and #142	7,631	799

2004
Straight-line rent	$2,115	$823
Non-cash rental revenue recognized pursuant to SFAS #141 and #142	5,557	1,842

(c)	Includes net FFO of investment property sold in 2004 of $1,250 for the three months ended March 31, 2004.

(d)	Headquarters/regional costs for the Unconsolidated Properties include property management and other fees to General Growth Management, Inc. and the Rouse Management Company, Inc.

GENERAL GROWTH PROPERTIES, INC.
SEGMENT RESULTS
(In thousands)

	Three Months Ended			Three Months Ended
	March 31, 2005			March 31, 2004
	Retail	Community		Retail
	and Other	Development	Total	and Other
Segment Basis (a)
Property revenues:
Minimum rents	$507,152	$—	$507,152	$286,195
Tenant recoveries	225,731	—	225,731	133,952
Overage rents	15,313	—	15,313	9,489
Land sales	—	69,973	69,973	—
Other	37,039	1	37,040	11,201

Total property revenues	785,235	69,974	855,209	440,837

Property operating expenses
Real estate taxes	67,182	—	67,182	37,297
Repairs and maintenance	64,741	—	64,741	32,134
Marketing	15,957	—	15,957	13,732
Other property operating costs	120,590	1	120,591	54,620
Land sales operations	259	59,504	59,763	—
Provision for doubtful accounts	5,311	—	5,311	3,490

Total property operating expenses	274,040	59,505	333,545	141,273

Real estate property net operating income	$511,195	$10,469	$521,664	$299,564

Unconsolidated Properties
Property revenues:
Minimum rents	$96,668	$—	$96,668	$64,501
Tenant recoveries	43,724	—	43,724	31,730
Overage rents	1,727	—	1,727	1,137
Land sales	—	8,567	8,567	—
Other	14,965	—	14,965	1,514

Total property revenues	157,084	8,567	165,651	98,882

Property operating expenses
Real estate taxes	13,678	—	13,678	9,176
Repairs and maintenance	10,924	—	10,924	7,475
Marketing	3,589	—	3,589	3,292
Other property operating costs	30,828	—	30,828	13,424
Land sales operations	1	5,657	5,658	—
Provision for doubtful accounts	1,057	—	1,057	705

Total property operating expenses	60,077	5,657	65,734	34,072

Real estate property net operating income	$97,007	$2,910	$99,917	$64,810

Consolidated Properties
Property revenues:
Minimum rents	$410,484	$—	$410,484	$221,694
Tenant recoveries	182,007	—	182,007	102,222
Overage rents	13,586	—	13,586	8,352
Land sales	—	61,406	61,406	—
Other	22,074	1	22,075	9,687

Total property revenues	628,151	61,407	689,558	341,955

Property operating expenses
Real estate taxes	$53,504	—	53,504	28,121
Repairs and maintenance	53,817	—	53,817	24,659
Marketing	12,368	—	12,368	10,440
Other property operating costs	89,762	1	89,763	41,196
Land sales operations	258	53,847	54,105	—
Provision for doubtful accounts	4,254	—	4,254	2,785

Total property operating expenses	213,963	53,848	267,811	107,201

Real estate property net operating income	$414,188	$7,559	$421,747	$234,754

(a)	Segment basis results include both Consolidated Properties and the Operating Partnership’s ownership share of the results of operations of Unconsolidated Properties.

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended
	March 31,
	2005	2004
Reconciliation of Real Estate Property Net Operating Income to GAAP Operating Income
Real estate property net operating income including Unconsolidated Properties	$521,664	$299,564
Unconsolidated Properties	(99,917)	(64,810)

Consolidated Properties	421,747	234,754
Management and other fees	19,563	18,701
Property management and other costs	(21,059)	(18,849)
Headquarters/regional costs	(13,578)	(6,163)
General and administrative	(2,811)	(2,190)
Depreciation and amortization	(163,309)	(72,904)
Other (a)	412	(829)

GAAP Operating income — Consolidated GGPI	$240,965	$152,520

(a)	Reflects discontinued operations and minority interest in Consolidated Properties real estate property net operating income.

Reconciliation of Funds From Operations (FFO) to GAAP Net Income
FFO:
Company stockholders	$170,026	$130,334
Operating Partnership unitholders	39,589	33,367

Operating Partnership	209,615	163,701
Depreciation and amortization of capitalized real estate costs (including SFAS #141 and #142 in-place lease costs) other than amortization of financing costs	(193,508)	(89,527)
FFO of discontinued operations	—	(1,250)
Allocations to Operating Partnership unitholders	(3,042)	(14,589)

Income from continuing operations	13,065	58,335
Income from discontinued operations, net of minority interest	—	788

Net income	$13,065	$59,123

Reconciliation of Equity in Real Estate Property Net Operating Income of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Real Estate Property Net Operating Income of Unconsolidated Properties	$99,917	$64,810
Equity in net interest expense of Unconsolidated Properties	(33,713)	(21,395)
Equity in headquarters and general and administrative expenses of Unconsolidated Properties	(6,148)	(5,735)

Operating Partnership Equity in FFO from Unconsolidated Properties	60,056	37,680
Depreciation and amortization of capitalized real estate costs (including SFAS #141 and #142 in-place lease costs) other than amortization of financing costs	(33,596)	(19,750)

Equity in income of unconsolidated affiliates	$26,460	$17,930

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding - FFO per share	290,719	273,249
Full conversion of Operating Partnership units	(54,907)	(55,696)

Weighted average number of Company shares outstanding - GAAP EPS	235,812	217,553

Diluted:
Weighted average number of shares outstanding - FFO per share	291,495	274,175
Full conversion of Operating Partnership units	(54,907)	(55,696)

Weighted average number of Company shares outstanding - GAAP EPS	236,588	218,479

Supplemental Financial Data

The following supplemental financial data should be read in conjunction with the company’s first quarter 2005 earnings announcement (included as pages 4-13 of this supplemental report) as certain disclosures and reconciliations required in these reports have not been included in the attached supplemental data.

General Growth Properties, Inc.
Summary Financial Information, Earnings Measures and Retained FFO
For the Three Months ended March 31, 2005

Three Months
Ended
3/31/2005
Funds from Operations (FFO)

FFO per share — Basic	$0.72
FFO per share — Diluted	$0.72

Diluted FFO per share growth rate	20.0%

Net Income available to common stockholders

EPS — Basic	$0.06
EPS — Diluted	$0.06

Dividends paid per share and per unit

FFO per share — Diluted	$0.72
Dividend paid per share	$0.36

Payout ratio (% of diluted FFO paid out)	50.0%

Cash From Recurring Operations

FFO — Operating Partnership (From Earnings Release Dated May 2, 2005)	$209,615
Plus (Less):
Excess cash from Community Development land sales	17,193
Deferred Taxes	(1,307)
Straight line rents adjustment	(21,432)
Tenant allowances and capitalized leasing costs (a)	(26,301)
Non-cash rental revenue recognized pursuant to SFAS #141 and #142	(8,430)

Cash From Recurring Operations — Operating Partnership	$169,338

Retained Funds From Recurring Operations

Cash From Recurring Operations — Operating Partnership (From Above)	$169,338
Plus (Less):
Common dividends/distributions paid (b)	(104,497)

Retained Funds From Recurring Operations — Operating Partnership	$64,841

(a)	Adjusted to exclude new development and redevelopment tenant allowances.

(b)	FFO has already been reduced by distributions on preferred partnership units.

General Growth Properties, Inc.
Trailing Twelve Month EBITDA and Coverage Ratios (a)
For the Twelve Month Periods Ending
March 31, 2005, December 31, 2004, September 30, 2004, and June 30, 2004
(dollars in thousands except per share data)

	3/31/2005	12/31/2004	9/30/2004	6/30/2004
Pro Rata EBITDA
GAAP Net Income	221,794	267,852	273,630	271,091
Income: Discontinued Operations, net	2,239	3,028	3,734	3,461
Income Allocated to Minority Interests	152,651	105,473	111,182	114,983
Interest expense	725,053	535,902	423,830	397,645
Income Taxes, primarily deferred	1,076	2,383	1	2
Amortization of Deferred Financing Fees	12,232	13,394	13,955	12,861
Debt Extinguishment Costs	11,643	16,521	6,707	7,921
Interest income	(7,427)	(5,270)	(3,416)	(3,603)
Depreciation	559,992	452,890	371,033	348,786

Pro Rata EBITDA (a)	1,679,253	1,392,173	1,200,656	1,153,147

Net Interest (a)
Amortization of Deferred Financing Fees	(12,232)	(13,394)	(13,955)	(12,861)
Debt Extinguishment Costs	(11,643)	(16,521)	(6,707)	(7,921)
Interest expense	(725,053)	(535,902)	(423,830)	(397,645)
Interest income	7,427	5,270	3,416	3,603

Net Interest	(741,501)	(560,547)	(441,076)	(414,824)

Interest Coverage Ratio	2.26	2.48	2.72	2.78

Fixed Charges (b)
Net Interest	(741,501)	(560,547)	(441,076)	(414,824)
Preferred Unit Distributions	(35,394)	(37,577)	(39,399)	(41,088)

Fixed Charges	(776,895)	(598,124)	(480,475)	(455,912)

Ratio of Fixed Charges to Pro Rata EBITDA	2.16	2.33	2.50	2.53

Fixed Charges & Common Dividend
Fixed Charges	(776,895)	(598,124)	(480,475)	(455,912)
Common Dividend/Distributions	(271,912)	(345,263)	(328,397)	(305,542)

Fixed Charges + Dividend	(1,048,807)	(943,387)	(808,872)	(761,454)

Ratio of Fixed Charges + Common Dividend to Pro Rata EBITDA	1.60	1.48	1.48	1.51

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share

(b)	Excludes principal amortization payments

General Growth Properties, Inc.
Community Development Net Operating Income
For the Three Months Ended March 31, 2005
(dollars in thousands)

					Unconsolidated	Company Portfolio
	Consolidated Properties				Property @ share	Total
	Columbia	Summerlin	Houston	Total	Woodlands	Community
	Operations	Operations	Operations	Consolidated	Operations	Development
For the three months ended March 31, 2005
Land sales	$19,723	$41,684	$—	$61,407	$8,567	$69,974
Land sales operations	17,794	35,848	206	53,848	5,657	59,505

Net Operating Income (a)	$1,929	$5,836	$(206)	$7,559	$2,910	$10,469

(a)  Without the purchase accounting mark-to-market adjustments NOI would have been $39.9 million.

Value

Net Book Value — Balance Sheet as of 3/31/2005	$1,664,299
Estimated Value as of 12/31/2004	3,182,395

The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements. The estimated value reflects management’s current valuation of the gross assets based upon a number of assumptions including historical sales rate and historical price appreciation. The estimated value is not based on any third party purchase offers and does not reflect any reduction for the value of stock that may be issued pursuant to the contingent stock agreement relating to Summerlin.

General Growth Properties, Inc.
Capital Information
For March 31, 2005 and the Three Years Ended December 31, 2004
(dollars in thousands except per share data)

Capital Information	3/31/2005	12/31/2004	12/31/2003	12/31/2002

Closing common stock price per share	$34.10	$36.16	$27.75	$17.33
52 Week High (a)	$37.75	$36.90	$27.89	$17.43
52 Week Low (a)	$24.31	$24.31	$16.09	$12.67
Total Return — Trailing Twelve Months (share appreciation and dividend)	-4.7%	34.8%	66.0%	41.4%

Common Shares and Common Units Outstanding at end of period	291,278,044	291,313,310	274,075,356	272,105,865

Portfolio Capitalization Data
Total Portfolio Debt (b)	$23,044,218	$22,981,134	$8,527,348	$6,739,727
Convertible preferred stock (greater of market or par)	—	—	—	449,415
Total Preferred Minority Interest	219,275	403,161	495,211	468,201
Stock market value of common stock and Operating Partnership units outstanding at end of period	9,932,581	10,495,669	7,575,923	4,261,573

Total Market Capitalization at end of period	$33,196,074	$33,879,964	$16,598,482	$11,918,916

Leverage Ratio (%)	69.4%	67.8%	51.4%	56.5%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Excludes Spokane Mall and Provo Mall minority interest and purchase accounting mark-to-market adjustments.

General Growth Properties, Inc.
Changes in Common Shares and Unit Ownership
For the Period from December 31, 2004 through March 31, 2005

	Operating	Company	Total Common
	Partnership	Common	& Equivalent
	Units	Shares	Shares
Number Outstanding at December 31, 2004	55,532,263	234,724,082	290,256,345

Direct Stock Purchase and Dividend Reinvestment Plan	—	21,180	21,180

Employee Stock Purchase Plan	—	—	—

Conversion of OP Units into Common Shares	(1,851,822)	1,851,822	—

Conversion of Preferred Units to OP Units and then to Common Shares	—	59,229	59,229

Issuance of Stock for Stock Option Exercises & Restricted Stock Grants	—	422,126	422,126

Issuance of Stock pursuant to the Hughes Contingent Stock Agreement	—	519,164	519,164

Number Outstanding at March 31, 2005	53,680,441	237,597,603	291,278,044

Total Common Shares and Units Outstanding at March 31, 2005:
291,278,044

Total Common
& Equivalent
Shares
Details for Diluted Common Shares and Units Outstanding:

Common Shares and Units Outstanding at March 31, 2005	291,278,044

Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options at March 31, 2005	770,205

Diluted Common Shares at March 31, 2005	292,048,249

Fully Diluted Common Shares and Units Outstanding at March 31, 2005:
292,048,249

Total Common
& Equivalent
Shares
Details for Weighted Average Diluted Common Shares and Units Outstanding:

Weighted Average Common Shares and Units Outstanding for the three months ended March 31, 2005 (Basic)	290,718,980

Weighted Average Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options	775,759

Fully Diluted Weighted Average Common Shares for the three months ended March 31, 2005	291,494,739

Weighted Average Fully Diluted Common Shares and Units Outstanding for the Three Months Ended March 31, 2005:
291,494,739

General Growth Properties, Inc.
Common Dividend History

(a)	1993 annualized

(a)	Based on FFO definitions that existed during the specified reporting period

(b)	Dividend paid is assumed to be $1.44 ($.36/Share x 4), per the dividend policy, this will be reviewed on October 31st.

General Growth Properties, Inc.
Debt Maturity and Current Average Interest Rate Summary
As of March 31, 2005
(dollars in thousands)

	Consolidated			Unconsolidated		Company
	Properties			Properties (b)		Portfolio
			Current		Current			Current
			Average		Average			Average	% of
	Maturing		Interest	Maturing	Interest	Maturing		Interest	Total
Year	Amount (a)		Rate (c)	Amount (a)	Rate (c)	Amount (a)		Rate (c)	Debt
2005	$543,734		4.91%	$89,872	5.71%	$633,606		5.02%	2.75%
2006	1,043,524		6.07%	312,204	5.53%	1,355,728		5.95%	5.88%
2007	5,166,597		5.18%	728,806	4.39%	5,895,403		5.08%	25.58%
2008	4,626,463		5.02%	331,290	5.06%	4,957,753		5.02%	21.51%
2009	3,744,243		4.90%	367,370	5.23%	4,111,613		4.93%	17.84%
2010	1,891,020		4.99%	267,477	4.76%	2,158,497		4.97%	9.37%
2011	1,170,568		6.58%	222,622	7.03%	1,393,190		6.65%	6.05%
2012	768,423		5.14%	206,605	5.17%	975,028		5.93%	4.23%
2013	875,400		5.42%	200,452	5.13%	1,075,852		5.36%	4.67%
2014	83,232		5.49%	75,284	4.62%	158,516		5.08%	0.69%
Subsequent	309,569		7.31%	19,463	7.33%	329,032		7.31%	1.43%

Totals	$20,222,773	(d)	5.28%	$2,821,445	5.13%	$23,044,218	(d)	5.26%	100.00%

Fixed Rate (e) (f)	12,307,055		5.58%	1,965,588	5.53%	14,272,643		5.57%	61.94%
Variable Rate (e) (f)	7,915,718		4.81%	855,857	4.21%	8,771,575		4.75%	38.06%

Totals	$20,222,773	(d)	5.28%	$2,821,445	5.13%	$23,044,218	(d)	5.26%	100.00%

Average Years to Maturity

Fixed Rate Debt	5.60 years	5.50 years	5.59 years

Variable Rate Debt	3.42 years	3.44 years	3.42 years

All GGP Debt	4.74 years	4.88 years	4.76 years

(a)	Excludes principal amortization.

(b)	Unconsolidated Properties debt reflects the company’s share of debt relating to the properties owned by the Unconsolidated Properties.

(c)	For the variable rate loans, the interest rate reflected is the current variable contract rate as of March 31, 2005.

(d)	Reconciliation to GGP Consolidated GAAP debt

Consolidated
Consolidated debt, from above	$20,222,773
Spokane Mall & Provo Mall minority interest ownership adjustment	23,391
Purchase accounting mark-to-market adjustment	146,644

GGP Consolidated GAAP debt	20,392,808

(e)	Includes the effect of swaps.

(f)	Rates are after effect of deferred financing fees.

General Growth Properties, Inc.
Summary of Outstanding Debt
As of March 31, 2005
(dollars in thousands)

General Growth Properties, Inc.
Incremental Loan Proceeds and Summary of Outstanding Debt
As of March 31, 2005
(dollars in thousands)

First Quarter 2005 Financing Activity

			Net Incremental
	New Loans	Old Loans	Proceeds

Property Related Total	$1,018,800	$(691,287)	$327,513

Non-Property Related Total	$73,000	$(337,429)	$(264,429)

Summary of Activity

December 31, 2004 Debt*	$22,981,134
Quarterly Property Activity	327,513
Quarterly Non-Property Activity	(264,429)

March 31, 2005 Debt*	$23,044,218

*	Includes Pro-Rata share of Unconsolidated Real Estate Affiliates

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Consolidated Properties
As of March 31, 2005
(dollars in thousands)

FIXED RATE

Loan	Maturity Date	Rate	Total Debt	Balance
CMBS
GGP-MP Trust (b)	11/15/06	5.65%	$331,191	$331,191
13 Affiliates (a)	11/15/07	5.63%	868,765	868,765

Secured Asset Loans
New Orleans Riverwalk	11/01/05	9.94%	41,003	41,003
Two Willow-Part in Riverwalk	11/01/05	9.94%	(39,800)	(39,800)
Arizona Center	01/01/06	9.22%	12,138	12,138
Fashion Place	01/01/06	7.27%	64,371	64,371
Oakwood Shopping Center	01/01/06	8.41%	49,398	49,398
Chapel Hills	02/15/06	6.88%	34,143	34,143
Grand Traverse	02/15/06	6.88%	47,846	47,846
The Pines	02/15/06	7.10%	24,852	24,852
Country Hills	05/01/06	7.38%	5,248	5,248
Woodlands	06/01/06	7.00%	1,698	1,698
Lakeview Square	06/15/06	10.02%	22,896	22,896
Beachwood	07/01/06	8.05%	95,929	95,929
10190 Covington Cross Drive	12/01/06	8.45%	6,038	6,038
Covington Ctr, Village Ctr, Town Ctr, Ctr Crossing	12/01/06	8.45%	25,216	25,216
South Street	12/11/06	6.84%	14,100	14,100
Augusta Mall	02/01/07	8.13%	49,396	49,396
Columbia	04/01/07	8.20%	66,215	66,215
Columbia Mall	04/01/07	7.95%	9,004	9,004
Gwynns Falls Shopping Center	04/01/07	7.95%	16,791	16,791
White Marsh	12/01/07	7.91%	73,078	73,078
Columbia Development	01/01/08	7.50%	190,200	190,200
Fashion Show	01/01/08	3.82%	378,291	378,291
Mall St Vincent	01/01/08	7.11%	17,766	17,766
Corporate Asset Debt	02/01/08	9.00%	41,238	41,238
Provo Mall	02/01/08	4.49%	49,474	37,105
Spokane Valley Mall	02/01/08	4.48%	40,911	30,683
Rouse Phoenix Theatre	04/01/08	8.39%	4,011	4,011
Three Owings Mills Corp Ctr	04/01/08	7.03%	14,732	14,732
Two Owings Mills	04/01/08	8.88%	18,205	18,205
Mall St Matthews	05/01/08	9.00%	508	508
Mayfair	06/11/08	3.13%	193,252	193,252
Animas Valley	07/01/08	3.64%	26,833	26,833
Grand Teton	07/01/08	3.64%	28,749	28,749
Salem Center	07/01/08	3.16%	27,791	27,791
Tucson Mall	07/11/08	4.29%	126,984	126,984
Pioneer Place	08/01/08	7.19%	126,583	126,583
Foothills	09/01/08	6.63%	44,800	44,800
Northtown Mall	09/01/08	6.68%	77,947	77,947
Pierre Bossier	10/01/08	6.54%	38,402	38,402
Spring Hill	10/01/08	6.61%	84,206	84,206
Bayside	11/01/08	5.92%	57,439	57,439
Birchwood	11/01/08	6.73%	41,309	41,309
Mall of the Bluffs	11/01/08	6.72%	41,309	41,309
Oakwood	11/01/08	6.70%	55,078	55,078
Southwest Plaza	11/01/08	6.54%	78,749	78,749
Chico Mall	02/11/09	4.78%	60,907	60,907
Jordan Creek	03/01/09	4.59%	199,217	199,217
Southland	03/01/09	3.64%	88,488	88,488
Austin Bluffs	04/01/09	4.58%	2,889	2,889
Center Street	04/01/09	4.46%	6,106	6,106
Division Crossing	04/01/09	4.53%	2,754	2,754
Fort Union	04/01/09	4.63%	1,705	1,705
Halsey Crossing	04/01/09	4.48%	4,267	4,267
JP Comm Sr. Austin Bluffs	04/01/09	4.60%	2,562	2,562

(a)	The “13 Affiliates” CMBS pool is comprised of the following GGP properties: Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Mall, Fox River Plaza Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall, and Westroads Mall.

(b)	The “GGP-MP Trust” CMBS pool is currently comprised of the following GGP properties: 110 N. Wacker Drive, Ala Moana Center, Piedmont Mall, Alderwood Mall, Montclair Plaza, Moreno Valley Mall, Superstition Springs, Tysons Galleria, Eastridge Mall, Landmark Mall, Northgate Mall, and Oglethorpe Mall.

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Consolidated Properties
As of March 31, 2005
(dollars in thousands)

FIXED RATE

Loan	Maturity Date	Rate	Total Debt	Balance
Secured Asset Loans Cont.
JP Comm Sr. Division Crossing	04/01/09	4.47%	$5,904	$5,904
JP Comm Sr. Fort Union	04/01/09	4.52%	3,082	3,082
Riverpointe	04/01/09	3.51%	41,273	41,273
State Street	04/01/09	4.43%	7,801	7,801
Riverside	04/10/09	3.51%	114,977	114,977
Woodlands Village	05/01/09	4.79%	422,289	422,289
Coastland	06/01/09	6.72%	103,908	103,908
The Crossroads (MI)	06/01/09	7.43%	42,421	42,421
Woodbridge	06/01/09	4.25%	224,054	224,054
Apache	08/01/09	7.05%	53,183	53,183
Summerlin	08/01/09	7.04%	12,656	12,656
Cumberland	08/10/09	7.86%	94,207	94,207
Oakview	10/01/09	7.82%	78,254	78,254
Baybrook	11/01/09	6.65%	157,506	157,506
Coral Ridge	11/01/09	6.15%	106,000	106,000
North Star	11/12/09	4.47%	249,992	249,992
Corporate Asset Debt	12/01/09	7.66%	63,992	63,992
Lakeside Mall	12/01/09	4.31%	194,185	194,185
Mall St Matthews	01/01/10	4.83%	154,993	154,993
Ward Centre & Ward Entertainment	01/01/10	4.41%	62,743	62,743
Park Place	01/11/10	5.17%	188,281	188,281
Visalia	01/11/10	3.83%	47,019	47,019
Lansing I	01/15/10	9.90%	27,899	27,899
Pecanland	03/01/10	4.32%	64,531	64,531
Southland Mall	03/05/10	5.01%	116,000	116,000
Providence Place	03/11/10	5.14%	380,000	380,000
Lansing	04/01/10	4.87%	190,000	190,000
West Valley	04/01/10	3.47%	64,152	64,152
Regency Square	07/01/10	3.60%	102,721	102,721
Boise Towne Plaza	07/09/10	4.90%	11,776	11,776
JP Comm Jr. Gateway Crossing	07/09/10	5.91%	16,426	16,426
JP Comm Jr. Univ. Crossing	07/09/10	4.75%	12,264	12,264
Gateway Crossing	08/01/10	4.82%	90,408	90,408
Staten Island	10/01/10	6.55%	162,674	162,674
University Crossing	10/01/10	5.21%	159,805	159,805
Westlake Center	01/01/11	7.89%	68,488	68,488
Rogue Valley	01/11/11	7.85%	27,723	27,723
Boise Mall	02/09/11	6.64%	75,409	75,409
10000 West Charleston	03/01/11	7.88%	23,073	23,073
Capital	04/01/11	7.41%	21,453	21,453
Eden Prairie	04/01/11	4.72%	85,800	85,800
Gateway	04/01/11	7.38%	42,043	42,043
Greenwood	04/01/11	7.38%	47,203	47,203
Northridge Fashion	07/01/11	7.29%	134,362	134,362
Rivertown	07/01/11	7.57%	125,135	125,135
Willowbrook Mall	07/01/11	6.82%	168,151	168,151
Collin Creek Mall	07/10/11	6.78%	71,141	71,141
Bayshore	09/01/11	7.26%	32,997	32,997
One Owings Mills	12/01/11	8.50%	7,453	7,453
Eastridge (WY )	12/05/11	5.12%	41,751	41,751
Pine Ridge	12/05/11	5.15%	28,149	28,149
Red Cliffs	12/05/11	5.18%	26,754	26,754
Three Rivers	12/05/11	5.16%	22,918	22,918
Hulen Mall	12/07/11	5.07%	120,565	120,565
Southpoint Mall	04/06/12	5.36%	255,000	255,000
Valley Plaza	07/11/12	3.93%	103,870	103,870
Corporate Point	09/11/12	6.83%	9,553	9,553
Oxmoor	06/01/13	6.85%	59,912	59,912
One Bank Plaza	06/30/13	10.00%	5,045	5,045
Senate Plaza	06/30/13	5.71%	12,733	12,733
1180 Town Center Drive	07/15/13	6.99%	10,615	10,615
The Boulevard	08/01/13	4.30%	116,726	116,726
The Meadows	08/01/13	5.49%	109,693	109,693
Four Seasons	12/11/13	5.60%	109,974	109,974

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Consolidated Properties
As of March 31, 2005
(dollars in thousands)

FIXED RATE

Loan	Maturity Date	Rate	Total Debt	Balance
Secured Asset Loans Cont.
Valley Hills	03/05/14	4.66%	$61,081	$61,081
Beachwood Place	06/01/14	9.00%	12,117	12,117
Bayside	07/01/14	5.92%	10,036	10,036
Bellis Fair	02/15/16	7.34%	68,139	68,139
New Orleans Riverwalk	01/01/17	6.55%	11,277	11,277
Houston Land	12/01/17	5.30%	5,583	5,583
Baltimore Center Garage	06/01/18	6.05%	20,850	20,850
10450 W. Charleston	01/01/19	6.84%	5,743	5,744
Summerlin Regional Center	02/01/20	8.25%	6,095	6,095
Houston Land	12/01/21	5.30%	979	979
Providence Place	07/01/28	7.77%	50,159	50,159
Baltimore Center	12/01/30	7.89%	67,959	67,959
Provo Land	05/01/31	5.30%	20,428	20,428
Provo Land Loan	08/01/95	11.20%	3,000	3,000

Corporate Unsecured Debt
Public Indenture	04/27/05	8.43%	15,000	15,000
Public Indenture	05/16/05	8.09%	20,000	20,000
Houston Land	09/26/05	3.75%	2,484	2,484
JP Realty Public Notes Series B	03/11/06	7.29%	25,000	25,000
JP Realty Public Notes Series C	03/11/07	7.29%	25,000	25,000
Public Indenture	03/13/07	8.61%	2,000	2,000
JP Realty Public Notes Series D	03/11/08	7.29%	25,000	25,000
Houston Land	05/05/08	4.75%	26,005	26,005
Princeton Land	07/01/08	3.00%	28,000	28,000
Rouse Teachers Property	11/30/08	6.94%	58,000	58,000
Three Owings Mills	01/01/09	12.50%	2,500	2,500
Public Indenture	03/15/09	3.65%	400,000	400,000
Public Indenture	04/30/09	8.00%	200,000	200,000
Public Indenture	09/15/12	7.20%	400,000	400,000
Rouse Public Indenture	11/26/13	5.38%	450,000	450,000

Swaps
Swapped Term Loan	01/31/07	3.43%	350,000	350,000
CMBS Swap	02/15/06	4.59%	100,000	100,000
CMBS Swap	02/15/07	4.59%	25,000	25,000

Special Improvement Districts
SID Summerlin	02/01/17	7.63%	2,987	2,987
SID Summerlin	02/01/20	8.25%	4,190	1,204
SID Summerlin	05/01/21	7.75%	13,092	13,092
SID Summerlin	05/01/21	7.88%	11,725	11,725
SID Summerlin	06/01/16	5.48%	323	323
SID Summerlin	06/01/21	7.75%	13,759	13,759
SID Summerlin	06/01/23	6.65%	3,200	3,200
SID’s	10/01/09	5.43%	1,096	1,096
Other SID’s	04/01/16	5.49%	587	587

Total Consolidated Fixed Rate Debt				$12,307,055

VARIABLE RATE

Loan	Maturity Date	Rate (a)	Total Debt	Balance
Secured Asset Loans
GGP-MP Trust (c)	02/15/09	5.99%	235,123	235,123
Oviedo	04/26/05	4.75%	53,395	53,395
Rouse Teachers Finance	12/01/05	3.95%	18,416	18,416
La Cantera	06/20/06	4.88%	45,154	45,154
Lansing	07/21/06	4.42%	40,000	40,000
Paramus Park	08/01/07	4.34%	98,131	98,131
Century Plaza	10/01/07	4.12%	30,800	30,800
Eagle Ridge	10/01/07	4.20%	26,800	26,800
Knollwood	10/01/07	4.17%	18,400	18,400

(a)	For the variable rate loans, the interest rate reflected is the current variable contract rate as of March 31, 2005.

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Consolidated Properties
As of March 31, 2005
(dollars in thousands)

VARIABLE RATE

Loan	Maturity Date	Rate (a)	Total Debt		Balance
Secured Asset Loans Cont.
Peachtree	05/09/08	3.79%	$53,000		$53,000
Lynnhaven	09/10/08	4.23%	180,000		180,000
St. Louis Galleria	10/09/08	4.61%	176,250		176,250
Coronado	10/11/08	3.91%	101,250		101,250
Sikes Senter	11/09/08	3.72%	41,500		41,500
Maine	11/14/08	4.14%	162,000		162,000
Glenbrook	04/10/09	4.28%	164,250		164,250
Stonestown	08/09/09	3.48%	220,000		220,000
Mall of Louisianna	11/10/09	4.20%	185,000		185,000
Arizona Retail Ctr	03/01/10	4.65%	9,000		9,000
Crossroads Center (MN) Mezzanine	08/01/10	4.84%	28,617		28,617
Houston Land	06/01/33	6.25%	2,480		2,480

Corporate Unsecured Debt
GGPLP/GGPLPLLC Bridge Loan	11/12/05	4.69%	433,236		433,236
GGPLP/GGPLPLLC Revolver	11/12/07	4.95%	223,000		223,000
GGPLP/GGPLPLLC Term A	11/12/07	4.96%	3,284,216		3,284,216
GGPLP/GGPLPLLC Term B	11/12/08	4.94%	1,995,000		1,995,000
Seaport Marketplace Theater	11/30/13	5.34%	700		700
Victoria Ward	12/15/06	4.07%	90,000		90,000

Total Consolidated Variable Rate Debt					$7,915,718

Total Consolidated Debt & Swaps		5.28%	(b	)	$20,222,773

(a)	For the variable rate loans, the interest rate reflected is the current variable contract rate as of March 31, 2005.

(b)	After the effect of interest rate swaps

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Unconsolidated Properties
As of March 31, 2005
(dollars in thousands)

FIXED RATE

Loan	Maturity Date	Rate	Total Debt	Balance
CMBS
GGP-MP Trust (b)	11/15/06	5.87%	$225,137	$115,433
13 Affiliates (a)	11/15/07	5.13%	138,635	70,704

Secured Asset Loans
Silver City	08/15/05	7.46%	72,047	37,731
Riverchase	08/15/05	3.27%	200,000	100,000
Northpoint	06/01/06	7.58%	98,929	49,464
The Woodlands	12/01/06	8.04%	60,492	30,246
Park Meadows	10/01/07	7.72%	137,450	48,108
Columbiana	05/11/08	4.24%	69,775	34,887
Quail Springs	06/01/08	6.88%	41,451	20,726
Neshaminy	07/01/08	6.76%	60,000	15,000
Altamonte	09/01/08	6.55%	114,155	57,077
Chula Vista	10/01/08	4.18%	63,452	31,726
Towson Town Center	11/10/08	6.75%	137,019	47,956
Deerbrook	03/01/09	3.53%	83,040	41,520
Perimeter Shopping Center	05/01/09	6.77%	125,106	62,553
Mizner Park	07/01/09	4.84%	61,403	30,702
Steeplegate	08/01/09	5.03%	83,301	41,650
The Parks at Arlington	09/01/09	7.08%	147,246	73,623
Trails Village Center	11/01/09	6.91%	237	118
Carolina Place	01/11/10	4.63%	168,540	84,270
Christiana Mall	08/01/10	4.61%	120,000	60,000
Water Tower Place	09/01/10	4.97%	183,952	101,174
Newgate	10/01/10	4.89%	44,066	22,033
Newpark	02/01/11	7.48%	72,071	36,036
Willowbrook	04/01/11	7.05%	97,422	48,711
Vista Ridge	04/11/11	6.89%	85,932	42,966
Highland Mall	07/10/11	6.83%	68,289	34,144
Northbrook Court	09/01/11	7.17%	94,291	47,145
Arrowhead	10/01/11	6.92%	81,725	13,619
Oakbrook	10/01/12	5.12%	231,631	116,997
Stonebriar	12/11/12	5.26%	179,216	89,608
Bridgewater Commons	01/01/13	5.27%	145,285	50,850
Pembroke	04/11/13	4.99%	139,996	69,998
West Oaks	08/01/13	5.29%	74,628	37,314
Lakeland	10/01/13	5.17%	58,822	29,411
Bay City	12/01/13	5.36%	25,759	12,879
CenterPointe Village Ctr	01/08/14	6.31%	420	210
Lake Meade Blvd & Buffalo Part	01/08/14	7.20%	4	2
Washington Park	04/01/14	5.21%	12,893	6,446
Brass Mill	04/11/14	4.57%	137,254	68,626
CenterPointe Village Ctr	01/01/17	6.31%	14,503	7,251
Trails Village Center Prtnrshp	07/10/23	8.21%	17,844	8,922
Lake Meade Blvd & Buffalo	07/15/23	7.20%	6,583	3,291

Corporate Unsecured Debt
Park Meadows	07/15/06	5.00%	5,600	1,960

Swaps
CMBS Swap	02/15/06	4.65%	75,000	37,500
CMBS Swap	02/15/07	4.65%	50,000	25,000

Total Unconsolidated Fixed Rate Debt				$1,965,587

(a)	The “13 Affiliates” CMBS pool is comprised of the following GGP properties: Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Mall, Fox River Plaza Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall, and Westroads Mall.

(b)	The “GGP-MP Trust” CMBS pool is currently comprised of the following GGP properties: 110 N. Wacker Drive, Ala Moana Center, Piedmont Mall, Alderwood Mall, Montclair Plaza, Moreno Valley Mall, Superstition Springs, Tysons Galleria, Eastridge Mall, Landmark Mall, Northgate Mall, and Oglethorpe Mall.

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Unconsolidated Properties
As of March 31, 2005
(dollars in thousands)

VARIABLE RATE

Loan	Maturity Date	Rate (a)		Total Debt	Balance
CMBS
GGP-MP Trust (b)	02/15/09	4.36%		$39,408	$17,204

Secured Asset Loans
Woodlands	07/01/05	3.75%		1,057	555
Woodlands	08/30/05	4.94%		60,000	31,500
Woodlands	12/31/05	5.91%		38,159	20,033
Village of Merrick Park	10/29/06	3.29%		194,000	77,600
Natick Mall	01/10/07	3.47%		159,574	124,843
Galleria at Tyler	09/02/07	3.87%		94,500	49,490
Clackamas	09/09/07	4.13%		95,000	49,752
Kenwood Towne Centre	09/10/07	3.92%		144,439	75,643
Woodlands	11/01/07	6.00%		3,435	1,803
Glendale Galleria	11/09/07	4.03%		225,678	112,839
Woodlands	11/30/07	5.25%		325,000	170,625
Woodlands	01/01/08	6.22%		7,938	4,168
First Colony	01/01/08	3.80%		67,000	33,500
Florence	01/13/08	4.10%		60,000	30,000
Buckland Hills	10/12/08	3.67%		112,500	56,250
Woodlands		5.50%		101	53

Total Unconsolidated Variable Rate Debt					$855,858

Total Unconsolidated Debt & Swaps		5.13%			$2,821,445

Total Debt & Swaps		5.26	%(b)(c)		$23,044,218

(a)	For the variable rate loans, the interest rate reflected is the current variable contract rate as of March 31, 2005.

(b)	Rates are after effect of deferred financing fees.

(c)	After the effect of interest rate swaps

General Growth Properties, Inc.
Detail of Other Assets and Liabilities
As of March 31, 2005
(dollars in thousands)

Three Months
Ended
3/31/2005

Total Prepaid and Other Assets

Acquired Above Market Leases	$132,900
Cash Escrow/Deposits	28,197
Deferred Tax Asset	13,593
Goodwill	411,900
Ground Leases	382,300
Interest Rate Swap — Market Value	3,574
Other Property (Columbia HQ)	8,365
Prepaid Expenses, Including Real Estate Taxes/Rent/Insurance	63,878
Receivables — Finance Leases & Bonds	69,746
Remaining To Be Drawn Under SIDS	48,300
Tax Treaty — Providence Place	92,500
Other	59,457

$1,314,710

Total Accounts Payable and Accrued Expenses

A/P	$191,917
Accrued Expenses	485,182
Capital Leases	21,699
Deferred Gains/Income	23,218
Other	329,648

$1,051,664

Supplemental Operational Data

General Growth Properties, Inc.
Operating Statistics & Certain Financial Information
As of March 31, 2005
(dollars in thousands)

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
	Properties	Properties	Portfolio (b)
OPERATING STATISTICS (a)

Space leased at properties not under redevelopment (as a %)	89.8%	90.4%	90.0%
Trailing 12 month total tenant sales per sq. ft. (c)	$407	$434	$416
% change in total sales (c)	3.7%	5.0%	4.2%
% change in comparable sales (c)	2.6%	2.9%	2.7%
Mall and freestanding GLA excluding space under redevelopment (in sq. ft.)	42,493,200	18,849,753	61,342,953

CERTAIN FINANCIAL INFORMATION

Average annualized in place rent per sq. ft.		$32.49	$35.47
Average rent per sq. ft. for new/renewal leases (excludes 2005 acquisitions)		$33.23	$37.35
Average rent per sq. ft. for leases expiring in 2005 (excludes 2005 acquisitions)		$29.63	$32.31
Percentage change in comparable real estate property net operating income (versus prior year comparable period) (d)		5.0%	10.5%

(a)	Data is for 100% of the Mall GLA in each portfolio, including those properties that are owned in part by unconsolidated real estate affiliates. Data excludes properties currently being redeveloped and/or remerchandised and miscellaneous (non-mall) properties.

(b)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(c)	Due to tenant sales reporting timelines, data presented is as of February.

(d)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, and at which no significant physical or merchandising changes have been made in the last twelve months.

General Growth Properties, Inc.
Retail Portfolio GLA, Occupancy, Sales & Rent Data
As of March 31, 2005

GLA

				Avg. Mall/Outparcel
	Total Anchor GLA	Avg. Anchor GLA	Total Mall/Outparcel GLA	GLA	Total GLA
Consolidated (a)	67,952,174	388,298	46,812,746	267,501	114,764,920
Unconsolidated (a)	34,833,269	611,110	19,914,719	349,381	54,747,988

Grand Total	102,785,443	439,254	66,727,465	285,160	169,512,908
% of Total	60.6%		39.4%		100%

Occupancy History

As of	Consolidated	Unconsolidated	Weighted Average
3/31/2005	89.8%	90.4%	90.0%
3/31/2004 (a)	90.4%	90.3%	90.4%
12/31/2004	92.1%	91.9%	92.1%
12/31/2003 (a)	91.2%	91.4%	91.3%
12/31/2002 (a)	90.5%	91.5%	91.0%
12/31/2001 (a) (b)	90.6%	91.4%	91.0%

Trailing 12 Month Total Sales per Square Foot in Dollars

As of	Consolidated	Unconsolidated	Weighted Average
3/31/2005	$407	$434	$416
3/31/2004 (a)	347	385	359
12/31/2004	402	427	410
12/31/2003 (a)	337	376	351
12/31/2002 (a)	329	379	355
12/31/2001 (a) (b)	348	362	355

Rental Rates in Dollars

	Base Rent
	New/Renewals	Expirations	Releasing
Year	During Period	During Period	Spread
Consolidated
3/31/2005	$33.23	$29.63	$3.60
3/31/2004 (a)	33.53	25.69	7.84
12/31/2004	33.53	25.69	7.84
12/31/2003 (a)	31.83	22.16	9.67
12/31/2002 (a)	34.11	27.35	6.76
12/31/2001 (a) (b)	31.54	26.30	5.24

Unconsolidated
3/31/2005	$37.35	$32.31	$5.04
3/31/2004 (a)	35.18	32.35	2.83
12/31/2004	36.45	32.35	4.10
12/31/2003 (a)	34.71	31.29	3.42
12/31/2002 (a)	37.80	32.03	5.77
12/31/2001 (a) (b)	35.04	28.42	6.62

Average in Place Base Minimum Rent in Dollars

As of	Consolidated	Unconsolidated
3/31/2005	$32.49	$35.47
3/31/2004 (a)	29.04	33.39
12/31/2004	32.71	35.67
12/31/2003 (a)	28.37	32.63

Occupancy Cost as a % of Sales

As of	Consolidated	Unconsolidated	Weighted Average
3/31/2005	10.5%	12.3%	11.0%
3/31/2004 (a)	11.3%	12.4%	11.8%
12/31/2004	12.5%	13.0%	12.7%
12/31/2003 (a)	11.4%	12.4%	11.8%

(a)	Data excludes the Rouse portfolio, acquired November 12, 2004.

(b)	Data excludes the JP Reality portfolio, acquired July 2002.

General Growth Properties, Inc.
Occupancy, Straight Line Rent, SFAS #141 & #142 and Tenant Allowances
(dollars in thousands)
As of March 31, 2005

(a)	Dollars at share; To reflect only recurring tenant allowances, new development costs have been excluded.

(b)	Excludes results from the Rouse portfolio, acquired November 12, 2004.

(c)	Excludes discontinued operations.

(d)	Includes approximately $10.1 million of cumulative incremental straight-line rent related to a modification in our recognition policies for tenant holidays and inducements.

General Growth Properties, Inc.
Real Estate Net Operating Income by Geographic Area at Share
For the Three Months Ended March 31, 2005 and March 31, 2004
(dollars in thousands)

	3/31/2005		3/31/2004
(in thousands)	YTD	% of Total	YTD	% of Total
** Does not include 110 N. Wacker or Brazil
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$170,673	32.7%	$121,986	40.7%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	64,662	12.3%	47,679	15.8%

South Central
Arkansas, Louisiana, Oklahoma, Texas	57,534	11.0%	30,613	10.2%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	151,742	29.1%	57,180	19.1%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	77,052	14.8%	42,103	14.1%

TOTAL	$521,663	100.0%	$299,561	100.0%

General Growth Properties, Inc.
Real Estate Property Net Operating Income Categorization at Share
For the Three Months Ended March 31, 2005
(NOI dollars in thousands)

(a)	Includes office buildings that are adjacent to malls but excludes community centers

(b)	Excludes in-line spaces that are leased for periods of less than one year

General Growth Properties, Inc.
Lease Expiration Schedule and Lease Termination Income at Share
As of March 31, 2005

Lease Expiration Schedule (a)(b)

	All Expirations			Expirations at Share
	Base Rent	Square Footage	Rent/Sq. Ft.	Base Rent	Square Footage	Rent/Sq. Ft.
Consolidated
2005	$63,069,462	2,026,202	$31.13	$61,373,612	1,962,041	$31.28
2006	99,672,861	3,402,771	29.29	99,150,920	3,388,413	29.26
2007	104,407,255	3,420,769	30.52	103,812,024	3,399,346	30.54
2008	102,478,706	3,101,620	33.04	101,940,414	3,078,564	33.11
2009	115,902,274	3,043,876	38.08	115,615,393	3,031,934	38.13
2010	98,199,805	2,807,314	34.98	97,800,117	2,796,081	34.98
2011	88,665,325	2,383,363	37.20	88,529,356	2,380,756	37.19
2012	117,072,210	2,900,739	40.36	116,709,920	2,887,042	40.43
2013	80,907,846	2,098,626	38.55	80,673,664	2,087,493	38.65
2014	81,126,410	2,220,032	36.54	80,699,003	2,203,563	36.62
Subsequent	76,261,496	2,243,060	34.00	76,048,356	2,233,339	34.05

Total	$1,027,763,650	29,648,372	$34.67	$1,022,352,779	29,448,572	$34.72

	All Expirations			Expirations at Share (b)
	Base Rent	Square Footage	Rent/Sq. Ft.	Base Rent	Square Footage	Rent/Sq. Ft.
Unconsolidated
2005	$31,828,058	873,449	$36.44	$15,432,491	425,250	$36.29
2006	56,852,494	1,668,915	34.07	27,352,339	812,214	33.68
2007	49,186,804	1,396,984	35.21	23,258,975	660,632	35.21
2008	48,632,623	1,366,530	35.59	23,469,131	661,168	35.50
2009	45,542,628	1,158,809	39.30	21,755,586	557,577	39.02
2010	41,718,991	1,074,360	38.83	20,460,398	523,635	39.07
2011	50,722,250	1,271,247	39.90	24,548,818	609,181	40.30
2012	54,788,667	1,290,138	42.47	26,751,949	587,402	45.54
2013	49,304,103	1,294,661	38.08	23,080,755	608,225	37.95
2014	46,882,258	1,241,757	37.75	22,797,010	599,264	38.04
Subsequent	39,305,982	1,145,334	34.32	27,672,211	786,332	35.19

Total	$514,764,858	13,782,184	$37.35	$256,579,663	6,830,880	$37.56

Grand Total	$1,542,528,508	43,430,556	$35.52	$1,278,932,442	36,279,452	$35.25

(a)	Excludes leases on Mall Stores of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Expirations at share reflect the company’s direct or indirect ownership interest in a joint venture.

	Three Months Ended March 31,
	2005	2004 (c)
Consolidated	$2,566,180	$2,988,690
Unconsolidated	513,238	351,029

Total Termination Income at Share (d)	$3,079,418	$3,339,719

(c)	3/31/2004 data does not include results from the Rouse portfolio, acquired November 12, 2004.

(d)	Includes retail only.

Developments, Expansions & Acquisitions

General Growth Properties, Inc.
Major Developments in Progress *
(New and Redevelopment Projects)
As of March 31, 2005

			Unconsolidated
	Consolidated		Centers
	Centers		@ GGP Share		Total
Ala Moana Center (Honolulu, HI)	$58,453,513	(b)			$58,453,513

Alderwood Mall (Lynnwood (Seattle), WA)			$4,386,682	(b)	4,386,682

Arizona Center (Phoenix, AZ)	9,400,000				9,400,000

Bridgewater Commons ( Bridgewater, NJ)			10,923,000		10,923,000

Circle T (Westlake (Dallas), TX)			12,882,985		12,882,985

Eastridge Mall (San Jose, CA)			33,706,298		33,706,298

Elk Grove Promenade (Elk Grove (Sacramento), CA)	15,444,938				15,444,938

Fashion Show (Las Vegas, NV)	6,252,000	(b)			6,252,000

First Colony (Sugar Land (Houston), TX)			2,837,037		2,837,037

Jordan Creek Town Center (West Des Moines, IA)	14,618,289	(b)			14,618,289

Kenwood Towne Centre (Cincinnati, OH)			8,639,224		8,639,224

Shops at La Cantera (San Antonio, TX)	235,159,000	(a)			235,159,000

Lincolnshire Commons (Lincolnshire, IL)	11,343,444				11,343,444

Natick West (Natick (Boston), MA)			16,404,156		16,404,156

North Point (Alpharetta (Atlanta), GA)			4,984,055		4,984,055

West Windsor Center (Princeton, NJ)	41,357,000				41,357,000

Redlands Mall (Redlands, CA)	16,206,823				16,206,823

River Falls (Clarksville, IN)	7,752,146				7,752,146

Summerlin Town Center (Las Vegas, NV)	49,839,000				49,839,000

The Shops at Fallen Timbers (Maumee (Toledo), OH)	21,605,321				21,605,321

West Kendall Center (West Kendall, FL)	32,693,000				32,693,000

Woodlands (The Woodlands, TX)			12,578,000		12,578,000

All other projects (of $5 million or less each)	55,004,902		13,974,109		68,979,011

Total Development in Progress	$575,129,376		$121,315,546		$696,444,922

*	Includes land held for redevelopment

(a)	The total cost of the project includes a $120 Million purchase accounting mark-to-market adjustment.

(b)	Project is substantially complete. Costs pertain to the portion of the project not yet complete.

General Growth Properties, Inc.
Developments & Expansions

Approved Redevelopment Projects (over $10 million)

		Forecasted Cost
		($millions at	Projected
Property	Description	share)	Opening

Boise Towne Square Boise, ID	Food court renovation with addition of square footage, family restrooms and new restaurants	13.7	Q3 2005

Bridgewater Commons Bridgewater, NJ	Development of a 94,000 sf life style center (Forecasted cost is before purchase price allocation adjustment)	14.2	Q3 2006

Carolina Place Pineville, NC	Lifestyle addition with an REI, Linens ‘N Things, Barnes & Noble and two restaurant outparcels; renovation of food court and restrooms; refurbishing of mall interior	14.9	Q3 2006

Clackamas Town Center Portland, OR	Lifestyle addition in two phases including interior renovation and parking structure	45.4	Q2 2007

Cumberland Mall Atlanta, GA	Demolish old JCPenney along with a portion of parking lot and replace with Costco	17.9	Q3 2007

Cumberland Mall Atlanta, GA	Buy vacant Macy’s space and convert to a one-level lifestyle center	35.0	Q3 2007

Eastridge Mall San Jose, CA	Renovation and remerchandising of interior including the repositioning of the food court and the addition of a streetscape and an AMC theater	57.2	Q3 2005

First Colony Sugarland, TX	Lifestyle addition with 19 retailers and 4 restaurants	29.1	Q3 2006

Galleria at Tyler Riverside, CA	Addition of retail, restaurants, theater and parking structure	23.8	Q4 2006

Kenwood Towne Centre Cincinatti, OH	Development of a streetscape consisting of 81,000 sf of additional GLA, parking lot renovation and reconfiguration, common area enhancements and new graphics	17.1	Q4 2005

Mayfair Wauwautosa, WI	Addition of Cheesecake Factory, Crate & Barrel, Wild Fire and a parking deck	27.5	Q3 2005

NewPark Mall Newark, CA	Addition of a theater, 3 parking decks, 3 restaurant pads and a big box bump-out	42.7	Q3 2007

North Star Mall San Antonio, TX	Renovation of mall interior, including reconfiguration of the main court, new signage and exterior canopies (Forecasted cost is before purchase price allocation adjustment.)	24.6	Q3 2006

River Falls Mall Clarksville, IN	Purchase of Wal-Mart and Dillard’s building, and an addition of Bass Pro Shop, five big boxes and a theater	67.5	Q3 2006

River Hills Mall Mankato, MN	Relocate Scheel’s All Sports and add Barnes & Noble	16.7	Q4 2006

Victoria Ward Centers Honolulu, HI	Village shops	177.1	Q2 2007

General Growth Properties, Inc.
Developments & Expansions

New Development Projects Under Construction

		Forecasted Cost
		($millions at
Property	Description	share)	Opening

Shops at La Cantera San Antonio, TX	New Open Air Center anchored by Nieman’s, Nordstrom, Dillard’s, and Foley’s (Forecasted cost is before purchase price allocation adjustment)	205.6	Q3 2005

Lincolnshire Commons Lincolnshire, IL	Acquire land and build restaurant Pavilion with Big Box tenants	38.4	Q3 2006

Potential Retail New Development Projects

			Possible
Property	Description	Ownership %	Opening

Bridges at Mint Hill Charlotte, NC	New Development anchored by Belks and 2 other department stores	100%	Q4 2007

Circle T Westlake, TX	New Development of a 1.3 million sf center	50%	Q3 2008

Elk Grove Promenade Elk Grove, CA	New 1.3 million sf Open Air Lifestyle Center	100%	Q3 2007

Otay Ranch Chula Vista (San Diego), CA	New 800,000 sf Open Air Lifestyle Center	50%	Q4 2006

Pinnacle Hills Promenade Rogers, AK	New Open Air Hybrid Center featuring Dillard’s Department Store	50%	Q3 2006

West Windsor Center Princeton, NJ	New 800,000 sf center that will include 2 department stores, a strong mix of retailers, multi-family residential and a full service hotel	100%	Q2 2008

Summerlin Town Center Las Vegas, NV	New 800,000 sf center located in the center of the Summerlin Community that will include Macy’s, Dillard’s and a strong mix of lifestyle retailers	100%	Q2 2008

The Shops at Fallen Timbers Maumee (Toledo), OH	750,000 sf Open Air Lifestyle Center featuring 2 anchors and a cinema	100%	Q3 2006

Vista Commons Las Vegas, NV	New 99,000 sf neighborhood shopping center in the Summerlin community	100%	Q3 2006

West Kendall Center West Kendall, FL	New 600,000 sf center that will include a Dillard’s, a cinema and a wide range of retailers in an open-air configuration	100%	Q2 2007

General Growth Properties, Inc.
Acquisitions
Through March 31, 2005

2004 # of properties does not include Rouse Community Centers/Office Properties/Planned Communities

2002 # of properties does not include JP Realty Community Center/Industrial Parks

*	Acquisition purchase prices are reflected at 100%

Pending Acquisitions
						Minimum Purchase
Property	Location	Purchase Date	Total Retail GLA		Ownership	Price **
Grand Canal Shoppes - The Palazzo	Las Vegas, NV	Q3 2007	*	*	100%	$250.0 million

**Price is subject to possible upward adjustments based upon the actual square footage built and the actual net operating income achieved during the 30 months after opening.